Exhibit 99.1

The Manitowoc Company Reports Third-Quarter 2020 Financial Results

Manitowoc reports Net Sales of $355.6 million; Adjusted EBITDA(1) of $24.8 million

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported a third-quarter net loss of $(0.4) million, or $(0.01) per diluted share. Third-quarter adjusted net income(1) was $3.5 million, or $0.10 per diluted share.

Net sales in the third quarter decreased 20.6% year-over-year to $355.6 million, favorably impacted by $7.4 million from changes in foreign currency exchange rates.  Adjusted EBITDA(1) of $24.8 million, or 7.0% of sales, declined $18.0 million year-over-year mainly due to the lower sales in the quarter.

Third-quarter orders of $389.9 million increased 10.5% from the prior year, favorably impacted by 1.7% due to changes in foreign currency exchange rates. Backlog as of September 30, 2020 totaled $464.8 million, approximately flat to prior year and an increase of 8.0% from June 30, 2020.

“Our third-quarter results were led by stronger than anticipated orders.  We continue to manage our costs and production schedules tightly, and I was very pleased with our operational execution and cash generation in the period.  I thank our team for their extraordinary effort in continuing to manage the headwinds due to COVID-19 while exceeding our financial expectations,” commented Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“We ended the third quarter with nearly $400 million of liquidity.  In spite of the challenging environment, we continue to invest in the future.  Our new product development programs remain on-track, and we have begun to invest in organic strategies to grow sales.  Our balance sheet is strong, and we are prepared to pursue acquisitions once the overall economic environment stabilizes.  I am confident in our long-term growth opportunities and ability to increase shareholder value,” concluded Ravenscroft.

On March 27, 2020, the Company suspended guidance for 2020 as a result of the significant uncertainty around the future impact that COVID-19 would have on the Company’s end market demand and supply chain.  Although the significant uncertainty persists in the markets the Company serves, line of sight to fourth-quarter results have improved.  Accordingly, the Company’s fourth-quarter forecast for revenue is between $425.0 million and $450.0 million and between $18.0 million and $23.0 million for adjusted EBITDA.

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its third-quarter earnings results on Thursday, November 5th, 2020, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. was founded in 1902 and has over a 117-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile telescopic cranes, tower cranes, lattice-boom crawler cranes and boom trucks under the Grove, Manitowoc, National Crane, Potain, Shuttlelift and Manitowoc Crane Care brand names.

Footnote

(1)Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income, adjusted operating cash flows and free cash flows are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•

The negative impacts COVID-19 has had and will continue to have on our business, financial condition, cash flows, results of operations and supply chain, as well as customer demand (including future uncertain impacts);

•	actions of competitors;
•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•

unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	geographic factors and political and economic conditions and risks;
•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•	government approval and funding of projects and the effect of government-related issues or developments;
•	unanticipated changes in capital and financial markets;
•	unanticipated changes in revenues, margins and costs;
•	the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•	the ability to significantly improve profitability; and
•

risks and factors detailed in Manitowoc's 2019 Annual Report on Form 10-K, as such were previously supplemented and amended in Manitowoc’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented and amended in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and nine months ended September 30, 2020 and 2019

(In millions, except per share and share amounts)

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$355.6	$448.0	$1,013.1	$1,370.7
Cost of sales	290.5	359.6	836.4	1,106.9
Gross profit	65.1	88.4	176.7	263.8
Operating costs and expenses:
Engineering, selling and administrative expenses	49.5	54.8	155.1	164.7
Amortization of intangible assets	—	—	0.2	0.2
Restructuring expense	3.9	1.1	5.6	8.3
Total operating costs and expenses	53.4	55.9	160.9	173.2
Operating income	11.7	32.5	15.8	90.6
Other income (expense):
Interest expense	(7.3)	(7.2)	(21.7)	(25.6)
Amortization of deferred financing fees	(0.4)	(0.4)	(1.1)	(1.2)
Loss on debt extinguishment	—	—	—	(25.0)
Other income (expense) - net	2.6	(3.8)	(4.3)	8.8
Total other income (expense)	(5.1)	(11.4)	(27.1)	(43.0)
Income (loss) before income taxes	6.6	21.1	(11.3)	47.6
Provision for income taxes	7.0	3.1	9.6	10.3
Net income (loss)	$(0.4)	$18.0	$(20.9)	$37.3

Per Share Data
Basic income (loss) per common share	$(0.01)	$0.51	$(0.60)	$1.05

Diluted income (loss) per common share	$(0.01)	$0.51	$(0.60)	$1.05

Weighted average shares outstanding - basic	34,538,814	35,348,597	34,730,623	35,527,971
Weighted average shares outstanding - diluted	34,538,814	35,458,956	34,730,623	35,686,831

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of September 30, 2020 and December 31, 2019

(In millions, except share amounts)

CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
Assets
Current Assets:
Cash and cash equivalents	$101.1	$199.3
Accounts receivable, less allowances of $8.4 and $7.9, respectively	184.1	168.3
Inventories — net	526.7	461.4
Notes receivable — net	14.3	17.4
Other current assets	32.3	26.0
Total current assets	858.5	872.4

Property, plant and equipment — net	281.3	289.9
Operating lease right-of-use assets	41.7	47.6
Goodwill	233.2	232.5
Other intangible assets — net	118.8	116.3
Other non-current assets	57.4	59.0
Total assets	$1,590.9	$1,617.7
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$342.2	$340.8
Short-term borrowings and current portion of long-term debt	3.7	3.8
Product warranties	46.1	47.2
Customer advances	23.1	25.8
Other liabilities	22.8	23.3
Total current liabilities	437.9	440.9
Non-Current Liabilities:
Long-term debt	306.8	308.4
Operating lease liabilities	32.4	37.6
Deferred income taxes	7.5	5.5
Pension obligations	84.8	86.4
Postretirement health and other benefit obligations	15.4	16.4
Long-term deferred revenue	28.8	30.3
Other non-current liabilities	47.6	46.3
Total non-current liabilities	523.3	530.9
Stockholders' Equity:
Preferred stock (authorized 3,500,000 shares of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 34,558,608 and 35,374,537 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	594.9	592.2
Accumulated other comprehensive loss	(109.1)	(121.0)
Retained earnings	215.1	236.2
Treasury stock, at cost (6,235,375 and 5,419,446 shares, respectively)	(71.6)	(61.9)
Total stockholders' equity	629.7	645.9
Total liabilities and stockholders' equity	$1,590.9	$1,617.7

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and nine months ended September 30, 2020 and 2019

(In millions)

CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$(0.4)	$18.0	$(20.9)	$37.3
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Depreciation	9.2	8.9	27.3	26.3
Amortization of intangible assets	—	—	0.2	0.2
Amortization of deferred financing fees	0.4	0.4	1.1	1.2
Loss on debt extinguishment	—	—	—	25.0
(Gain) loss on sale of property, plant and equipment	—	(3.5)	—	(3.5)
Other	(0.4)	2.7	5.5	8.7
Changes in operating assets and liabilities
Accounts receivable	(7.5)	38.4	(13.9)	(184.2)
Inventories	18.1	19.1	(55.3)	(87.4)
Notes receivable	0.6	1.8	6.2	(0.5)
Other assets	(0.7)	(11.3)	(7.1)	14.8
Accounts payable	1.3	(59.5)	(5.2)	(37.4)
Accrued expenses and other liabilities	7.2	22.5	(8.8)	1.6
Net cash provided by (used for) operating activities	27.8	37.5	(70.9)	(197.9)
Cash Flows from Investing Activities:
Capital expenditures	(7.3)	(12.7)	(15.3)	(22.4)
Proceeds from sale of fixed assets	0.1	12.4	0.2	17.2
Cash receipts on sold accounts receivable	—	—	—	126.3
Net cash provided by (used for) investing activities	(7.2)	(0.3)	(15.1)	121.1
Cash Flows from Financing Activities:
Proceeds from revolving credit facility	—	48.6	50.0	131.4
Payments on revolving credit facility	(50.0)	(48.6)	(50.0)	(131.4)
Payments on long-term debt	—	—	—	(276.6)
Proceeds from long-term debt	—	—	—	300.0
Other debt - net	(1.2)	(4.7)	(2.7)	(2.8)
Debt issuance costs	—	(0.1)	—	(8.3)
Exercise of stock options	—	0.1	0.1	0.2
Common stock repurchases	—	—	(12.0)	(7.4)
Net cash provided by (used for) financing activities	(51.2)	(4.7)	(14.6)	5.1
Effect of exchange rate changes on cash and cash equivalents	3.4	—	2.4	(1.1)
Net increase (decrease) in cash and cash equivalents	$(27.2)	$32.5	$(98.2)	$(72.8)

Non-GAAP Financial Measures

Non-GAAP Items

Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income, adjusted operating cash flows and free cash flows are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)
(in millions, except per share amounts)
	Three Months Ended September 30,
	2020			2019
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$65.1	$—	$65.1	$88.4	$—	$88.4
Engineering, selling and administrative expenses (1)	(49.5)	—	(49.5)	(54.8)	0.3	(54.5)
Restructuring expense (2)	(3.9)	3.9	—	(1.1)	1.1	—
Operating income	11.7	3.9	15.6	32.5	1.4	33.9
Interest expense	(7.3)	—	(7.3)	(7.2)	—	(7.2)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.4)	—	(0.4)
Other income (expense) - net	2.6	—	2.6	(3.8)	—	(3.8)
Income before income taxes	6.6	3.9	10.5	21.1	1.4	22.5
Provision for income taxes (3)	(7.0)	—	(7.0)	(3.1)	(0.3)	(3.4)
Net income (loss)	$(0.4)	$3.9	$3.5	$18.0	$1.1	$19.1

Diluted net income (loss) per share	$(0.01)		$0.10	$0.51		$0.54

(1)	The adjustment in 2019 relates to other non-recurring items.
(2)	The adjustment in 2020 and 2019 represents the add back of restructuring related charges.
(3)	The adjustment in 2019 represents the net income tax impact of items (1) and (2).

	Nine Months Ended September 30,
	2020			2019
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$176.7	$—	$176.7	$263.8	$—	$263.8
Engineering, selling and administrative expenses (1)	(155.1)	—	(155.1)	(164.7)	0.3	(164.4)
Amortization of intangible assets	(0.2)	—	(0.2)	(0.2)	—	(0.2)
Restructuring expense (2)	(5.6)	5.6	—	(8.3)	8.3	—
Operating income	15.8	5.6	21.4	90.6	8.6	99.2
Interest expense	(21.7)	—	(21.7)	(25.6)	—	(25.6)
Amortization of deferred financing fees	(1.1)	—	(1.1)	(1.2)	—	(1.2)
Loss on debt extinguishment (3)	—	—	—	(25.0)	25.0	—
Other income (expense) - net (4)	(4.3)	—	(4.3)	8.8	(15.5)	(6.7)
Income (loss) before income taxes	(11.3)	5.6	(5.7)	47.6	18.1	65.7
Provision for income taxes (5)	(9.6)	(3.7)	(13.3)	(10.3)	(0.7)	(11.0)
Net income (loss)	$(20.9)	$1.9	$(19.0)	$37.3	$17.4	$54.7

Diluted income (loss) per share	$(0.60)		$(0.55)	$1.05		$1.53

(1)	The adjustment in 2019 relates to other non-recurring items.
(2)	The adjustment in 2020 and 2019 represents the add back of restructuring related charges.
(3)	The adjustment in 2019 represents the removal of charges related to the Company’s refinancing of its previous asset based lending revolving credit facility and senior secured second lien notes.
(4)	The adjustment in 2019 represents the removal of a gain associated with the settlement of a legal matter.
(5)

The adjustment in 2020 represents the net income tax impact of item (2) and the removal of an income tax benefit related to the Coronavirus Aid, Relief and Economic Security Act. The adjustment in 2019 represents the net income tax impact of items (1) through (4).

Adjusted Operating Cash Flows and Free Cash Flows
(In millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by (used for) operating activities	$27.8	$37.5	$(70.9)	$(197.9)
Cash receipts on sold accounts receivable	—	—	—	126.3
Net payments on accounts receivable securitization program	—	—	—	75.0
Adjusted operating cash flows	27.8	37.5	(70.9)	3.4
Capital expenditures	(7.3)	(12.7)	(15.3)	(22.4)
Free cash flows	$20.5	$24.8	$(86.2)	$(19.0)

Adjusted EBITDA and Adjusted Operating Income

The Company defines adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, plus an addback of certain restructuring and other charges. The reconciliation of net income (loss) to adjusted EBITDA and operating income to adjusted operating income for the three and nine months ended September 30, 2020 and 2019 and trailing twelve months, is as follows. All dollar amounts are in millions of dollars:

	Three Months Ended September 30,		Nine Months Ended September 30,		Trailing Twelve
	2020	2019	2020	2019	Months
Net income (loss)	$(0.4)	$18.0	$(20.9)	$37.3	$(11.7)
Interest expense and amortization of deferred financing fees	7.7	7.6	22.8	26.8	30.2
Provision for income taxes	7.0	3.1	9.6	10.3	11.7
Depreciation expense	9.2	8.9	27.3	26.3	36.0
Amortization of intangible assets	—	—	0.2	0.2	0.3
EBITDA	23.5	37.6	39.0	100.9	66.5
Restructuring expense	3.9	1.1	5.6	8.3	7.1
Loss on debt extinguishment	—	—	—	25.0	—
Other non-recurring charges (1)	—	0.3	—	0.3	2.8
Other (income) expense - net (2)	(2.6)	3.8	4.3	(8.8)	3.4
Adjusted EBITDA	24.8	42.8	48.9	125.7	79.8
Depreciation expense	(9.2)	(8.9)	(27.3)	(26.3)	(36.0)
Amortization of intangible assets	—	—	(0.2)	(0.2)	(0.3)
Adjusted operating income	15.6	33.9	21.4	99.2	43.5
Restructuring expense	(3.9)	(1.1)	(5.6)	(8.3)	(7.1)
Other non-recurring charges	—	(0.3)	—	(0.3)	(2.8)
Operating income	$11.7	$32.5	$15.8	$90.6	$33.6

Adjusted EBITDA margin percentage	7.0%	9.6%	4.8%	9.2%	5.4%
Adjusted operating income margin percentage	4.4%	7.6%	2.1%	7.2%	2.9%

(1)

Other non-recurring charges for the trailing twelve months includes losses from a long-term note receivable resulting from the 2014 divestiture of the Company’s Chinese joint venture recorded in the fourth quarter of 2019. Other non-recurring charges for the three and nine months ended September 30, 2019 includes other charges included in engineering, selling and administrative expenses.

(2)

Other (income) expense - net includes the settlement of a legal matter in 2019, along with net foreign currency gains (losses), other components of net periodic pension costs and other miscellaneous items recorded in 2020 and 2019.

For more information:

Ion Warner

VP, Marketing and Investor Relations

+1 414-760-4805